Exhibit 99.B(e)(i)

AMENDED SCHEDULE OF APPROVALS

with respect to the

DISTRIBUTION AGREEMENT

Between

ING BALANCED PORTFOLIO, INC.

And

ING FUNDS DISTRIBUTOR, LLC

Company
ING Balanced Portfolio